EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-84304, 33-49462, 333-10795, 333-66425, 333-87007 and 333-97491) of Oneida Ltd. of our report dated April 30, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS, LLP
Syracuse, New York

September 6, 2006